                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  Form 8-K/A

                                Amendment No. 1

                                Current Report
                        Pursuant to Section 13 or 15(D)
                    of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  May 22, 1998
                                                           ------------


                                   00-23711
                          ----------------------------
                              COMMISSION FILE NO.


                                  ACSYS, Inc.
                                  -----------
             (Exact name of registrant as specified in its Charter)



Georgia                                                               58-2299173
-------                                                               ----------
(State or other jurisdiction                                       (IRS Employer
incorporation or organization)                            Identification Number)

75 Fourteenth Street, Suite 2200
Atlanta, GA  30309                                                         30309
----------------------------------------                                   -----
(Address of principal executive offices)                              (ZIP CODE)




                                 (404) 817-9440
                                 --------------
              (Registrant's telephone number, including area code)



                            2000 Pennsylvania Avenue
                                   Suite 7650
                             Washington, DC  20006
          ----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 22, 1998, Acsys, Inc. (the "Company") acquired all of the interest in ICON Search and Consulting, Inc. ("ICON") in a stock-for-stock merger transaction which qualified as a "pooling of interests" for accounting purposes and as a tax-free reorganization. Under the terms of the Agreement and Plan of Merger by and among the Company, ICON, ICON Merger Subsidiary, Inc. and the Shareholders of ICON, dated March 31, 1998 (the "Merger Agreement"), ICON shareholders received 2,820,360 shares of the Common stock of the Company in exchange for all of the equity interest in ICON. The number of shares of the Company's stock issued to each ICON shareholder was based upon an exchange ratio included in the Merger Agreement and upon the average closing price of the Company's stock during a 15-trading-day measuring period ending before the closing.

A copy of the Merger Agreement was provided as Exhibit 2.6 to the Company's quarterly report on form 10-Q filed on May 15, 1998 and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
    -----------------------------------------
Report of Independent Public Accountants..................... F-1
Balance Sheets............................................... F-2
Statements of Operations..................................... F-3
Statements of Shareholder's Equity........................... F-4
Statement of Cash Flows...................................... F-5
Notes to Financial Statements................................ F-6

(B) PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
    ----------------------------------------------------
Basis of Presentation........................................ F-11
Pro Forma Combined Balance Sheet............................. F-12
Pro Forma Combined Statements of Operations.................. F-13
Notes to Pro Forma Combined Financial Statements............. F-18

(C)  EXHIBITS
     --------
Not applicable

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To ICON Search and Consulting, Inc.:

We have audited the accompanying balance sheet of ICON Search and Consulting, Inc. (a Georgia corporation) as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. we believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Search and Consulting, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Atlanta, Ga.,
April 15, 1998 (except with respect
   to the matter discussed in Note 8,
   as to which the date is May 22, 1998.)

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                                 BALANCE SHEETS
                                 --------------

                                                                                December 31           March 31
                                                                                    1997                1998
                                                                             ------------------  -------------------
                                                                                                    (unaudited)
ASSETS
------
CURRENT ASSETS:
 Accounts receivables, net of allowances
 of $75,000 and $125,000                                                             $3,138,722          $4,388,099
 Prepaid expenses and other                                                             679,599             301,840
                                                                                     ----------          ----------
          Total current assets                                                        3,818,321           4,689,939
PROPERTY AND EQUIPMENT, net                                                             119,169             161,679
DEFERRED INCOME TAXES                                                                   102,971                  --
OTHER ASSETS                                                                             36,086              36,086
                                                                                     ----------          ----------
                                                                                     $4,076,547          $4,887,704
                                                                                     ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
 BANK OVERDRAFT                                                                      $  487,232          $  180,431
 Line of credit                                                                              --             122,845
 Accounts payable                                                                        16,965              18,258
 Accrued payroll and contractor costs                                                   803,142           2,173,959
 Other current liabilities                                                                4,671             302,473
 Deferred income taxes                                                                1,092,595             589,700
 Deferred revenues                                                                      174,316             209,316
                                                                                     ----------          ----------
          Total current liabilities                                                   2,578,921           3,596,982
                                                                                     ----------          ----------
COMMITMENTS AND CONTINGENCIES (Note 4)
SHAREHOLDERS' EQUITY:
 Class A Common stock, $.01 par value, 40,000,000 shares authorized,
  2,000,000 shares issued and outstanding                                                20,000              20,000

 Class B Common stock, $.01 par value, 4,000,000 shares authorized, no
  shares issued or outstanding                                                               --                  --

 Retained earnings                                                                    1,477,626           1,270,722
                                                                                     ----------          ----------
          Total shareholders' equity                                                  1,497,626           1,290,722
                                                                                     ----------          ----------
                                                                                     $4,076,547          $4,887,704
                                                                                     ==========          ==========



        The accompanying notes are an integral part of these statements.

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------




                                                              For the Year Ended             For the Three Months
                                                                  December 31                   Ended March 31
                                                                                   ----------------------------------------
                                                                     1997                  1997                 1998
                                                              -------------------  --------------------  -------------------
                                                                                                 (unaudited)
SERVICE REVENUES:
 Temporary staffing                                                  $18,276,449             3,499,248           $6,798,119
 Permanent placement                                                   1,676,713               589,614              254,238
                                                                     -----------            ----------           ----------
          Total service revenues                                      19,953,162             4,088,862            7,052,357
DIRECT COST OF SERVICES, consisting of payroll, payroll
 taxes and benefit costs for temporary employees and cost
 of contract personnel                                                14,670,587             2,833,561            5,373,667
                                                                     -----------            ----------           ----------
          Gross profit                                                 5,282,575             1,255,301            1,678,690
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           4,166,807               865,672            1,970,965

AMORTIZATION AND DEPRECIATION                                             52,173                13,043               15,416
                                                                     -----------            ----------           ----------
          Operating income (loss)                                      1,063,595               376,586             (307,691)
OTHER INCOME (EXPENSE):
 Interest income                                                          10,818                   327                  798
 Interest expense                                                         (2,361)                 (345)              (2,133)
 Other                                                                     1,374                    --                   --
                                                                     -----------            ----------           ----------
          Income before income taxes                                   1,073,426               376,568             (309,026)
INCOME TAXES                                                             437,529               153,489             (102,122)
                                                                     -----------            ----------           ----------
NET INCOME (LOSS)                                                    $   635,897            $  223,079           $ (206,904)
                                                                     ===========            ==========           ==========





        The accompanying notes are an integral part of these statements.

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                       ----------------------------------




                                                                  Common Stock
                                                       ----------------------------------
                                                             Class A           Class B
                                                       -------------------  --------------
                                                                                              Retained
                                                         Shares    Amount   Shares  Amount    Earnings      Total
                                                       ---------  --------  ------  ------  -----------  ------------
BALANCE, DECEMBER 31, 1996                             2,000,000    20,000      --      --      841,729       861,729
 Net income                                                   --        --      --      --      635,897       635,897
                                                       ---------   -------  ------  ------   ----------    ----------
BALANCE, DECEMBER 31, 1997                             2,000,000    20,000      --      --    1,477,626     1,497,626
 Net loss (Unaudited)                                         --        --      --      --     (206,904)     (206,904)
                                                       ---------   -------  ------  ------   ----------    ----------
BALANCE, MARCH 31, 1998                                2,000,000   $20,000      --  $  --    $1,270,722    $1,290,722
                                                       =========   =======  ======  ======   ==========    ==========




        The accompanying notes are an integral part of these statements.

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------



                                                               For the Year                For the Three Months
                                                                  Ended                      Ended March 31
                                                               December 31       -----------------------------------------
                                                                   1997                 1997                  1998
                                                            -------------------  -------------------  --------------------
                                                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                          $ 635,897            $ 223,079           $  (206,904)
 Adjustments to reconcile net income to net cash used in
  operating activities-
   Amortization and depreciation                                        52,173               13,043                15,416
   Deferred tax expense                                                437,529              109,382              (399,924)
 Changes in operating assets and liabilities-
   Accounts receivable, net                                           (998,731)            (359,804)           (1,249,377)
   Prepaid expenses and other                                         (671,709)             (60,217)              377,759
   Accounts payable                                                    (98,280)             (97,164)                1,293
   Accrued liabilities and other                                       208,044              182,941             1,668,619
   Deferred revenues                                                   174,316                   --                35,000
                                                                     ---------            ---------           -----------
          Net cash provided by (used in) operating
           activities                                                 (260,761)              11,260               241,882
                                                                     ---------            ---------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                   (83,658)             (25,877)              (57,926)
                                                                     ---------            ---------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in bank overdrafts                                487,232              157,430              (306,801)
 Net borrowings (repayments) on line of credit                        (183,263)            (183,263)              122,845
                                                                     ---------            ---------           -----------
          Net cash provided by (used in) financing
           activities                                                  303,969              (25,833)             (183,956)
                                                                     ---------            ---------           -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   (40,450)             (40,450)                   --
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            40,450               40,450                    --
                                                                     ---------            ---------           -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                               $      --            $      --           $        --
                                                                     =========            =========           ===========





        The accompanying notes are an integral part of these statements.

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                     (Information as of March 31, 1998 and
                     -------------------------------------
        for the three months ended March 31, 1997 and 1998 is unaudited)
        ----------------------------------------------------------------



1.  DESCRIPTION OF BUSINESS:
    ------------------------

ICON Search and Consulting, Inc. (the "Company") was incorporated in Atlanta, Georgia in September 1994. The Company is an information technology staffing firm.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Risks and Uncertainties
-----------------------

The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, the Company's brief operating history, the competitive market for information technology staffing services, dependence on availability of qualified personnel, and dependence on key management personnel.

Cash and Cash Equivalents
-------------------------

The Company considers cash on deposit with financial institutions and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the remaining term of the lease.

                                                                  December 31         March 31
                                               Useful Lives          1997               1998
                                             ----------------  -----------------  -----------------
Office equipment                                 3 years               $184,356          $ 224,383
Office furniture and fixtures                    7 years                 19,378             37,277
Leasehold improvements                           7 years                  6,753              6,753
                                                                       --------          ---------
                                                                        210,487            268,413
Less-  Accumulated depreciation                                         (91,318)          (106,734)
                                                                       --------          ---------
                                                                       $119,169          $ 161,679
                                                                       ========          =========


Depreciation was $52,173, $13,043 and $15,416 for the years ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively.

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                   NOTES TO FINANCIAL STATEMENTS-(Continued)
                   -----------------------------------------

Revenue Recognition
-------------------

The Company recognizes temporary staffing revenues when the services are performed. The Company recognizes permanent placement revenues when the employment offer and acceptance has occurred and the candidate's employment start date has been established. Revenues from permanent placements are reported in the statements of operations net of estimated adjustments due to placed candidates that terminate employment within the Company's guarantee period (generally 90 days). The net adjustment in each of the periods presented is immaterial.

Gross Profit
------------

Gross profit is determined by deducting the direct cost of services for temporary staffing revenues, temporary payroll, payroll taxes and benefit costs and cost of contract personnel. The primary costs associated with permanent placement revenues are sales commissions, which increase in proportion with service revenue from permanent placements. Consistent with industry practice, these costs are included in selling, general, and administrative expenses.

Supplemental Cash Flow Information
----------------------------------

The Company paid interest of $2,361, $345 and $2,133 for the years ended December 31, 1997 and the three months ended March 31, 1997 and 1998, respectively.

Income Taxes
------------

The Company follows SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates that are expected to be in effect when the differences reverse.

Pervasiveness of Estimates
--------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                   NOTES TO FINANCIAL STATEMENTS-(Continued)
                   -----------------------------------------


Fair Value of Financial Instruments
-----------------------------------

Management believes that the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivables, accounts payables and accrued expenses, approximate their fair values as of each balance sheet date, given the relatively short maturity of these instruments.

Litigation
----------

The Company is involved in litigation in the ordinary course of business which is not, in the opinion of management, expected to have a material effect on the results of operations or financial condition of the Company.

3.  LINE OF CREDIT:
    ---------------

In October 1996, the Company entered into a line of credit agreement with a bank. The line provides for maximum borrowings of $750,000 at prime plus 1% and expires in May 1998, subject to renewal. The line is secured by substantially all of the assets of the Company and is personally guaranteed by the shareholders. During 1997, the maximum borrowing on the line was $268,441. For the year ended December 31, 1997, interest expense on the line was $2,361, at a weighted average interest rate of 9.5%. No amounts under the line were outstanding at December 31, 1997.

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The Company leases office space under a noncancelable operating lease. Future minimum payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year at December 31, 1997 are as follows:

1998                                      $ 77,965
1999                                        78,259
2000                                        65,805
2001                                        49,248
                                          --------
                                          $271,277
                                          ========


Rent expense was $49,339, $82,894, $14,392 and $13,617 for the years ended December 31, 1996 and 1997 and the three months ended March 31, 1997 and 1998, respectively.

5.  RETIREMENT SAVINGS PLAN:
    ------------------------

The Company has a defined contribution retirement plan for the benefit of all eligible employees. The plan qualifies under Section 401(k) of the Internal Revenue Code and allows for eligible employees to contribute to the plan up to 10% of their compensation, subject to the

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                   NOTES TO FINANCIAL STATEMENTS-(Continued)
                   -----------------------------------------


maximum contributions allowed by the Internal Revenue Code. The plan also provides for discretionary profit sharing contributions by the Company. The Company did not make contributions to the plan during the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998.

6.    INCOME TAXES:
      ------------

The components of income tax expense (benefit) are as follows:

                                                              For the Year       For the Three
                                                                  Ended          Months Ended
                                                               December 31          March 31
                                                                   1997               1998
                                                            -----------------  -----------------
Federal:
 Current                                                            $(95,773)         $ 337,427
 Deferred                                                            464,146           (423,408)
                                                                    --------          ---------
                                                                     368,373            (85,981)
                                                                    --------          ---------
State:
 Current                                                             (17,980)            63,347
 Deferred                                                             87,136            (79,489)
                                                                    --------          ---------
                                                                      69,156            (16,142)
                                                                    --------          ---------
                                                                    $437,529          $(102,122)
                                                                    ========          =========

The tax effect of significant temporary differences is as follows:

                                                               December 31         March 31
                                                                  1997               1998
                                                            -----------------  -----------------
Gross deferred tax assets:
 Reserves not currently deductible for tax                       $    72,251          $ 205,110
 Operating loss carryforwards                                        102,971                 --
                                                                 -----------          ---------
                                                                     175,222            205,110
Gross deferred tax liability:
 Difference between cash basis of accounting (tax) and
  accrual basis of accounting (book)                        ----------------   ----------------
                                                                  (1,164,846)          (794,810)
                                                                 -----------          ---------
          Net deferred income tax liability                      $  (989,624)         $ 589,700
                                                                 ===========          =========

                        ICON SEARCH AND CONSULTING, INC.
                        --------------------------------

                   NOTES TO FINANCIAL STATEMENTS-(Continued)
                   -----------------------------------------

The federal statutory income tax rate is reconciled to the effective tax rate as follows:

                                                                                   For the
                                                                                Three Months
                                                             For the Year           Ended
                                                           Ended December 31      March 31
                                                                 1997               1998
                                                           -----------------  -----------------
Federal statutory rate                                                 34.0%            (34.0)%
State income taxes, net of federal benefit                              4.0               (4.0)
Expenses not deductible for tax purposes                                2.7                5.0
                                                                       ----             ------
                                                                       40.7%            (33.0)%
                                                                       ====             ======

7.    STOCK OPTION PLAN:
      -----------------

In May 1997, the Company granted options to certain employees to purchase 280,000 shares of Class B common stock at $1.00 per share. Each share of Class B common stock has an ownership interest equal to 10% of a Class A common share and is restricted to its sale or transfer, as defined. The options can be exercised upon the earlier of 20 years or a public offering in excess of $300,000 of the Company's Class A common stock. As of December 31, 1997, no options have been exercised.

The Company accounts for its options under APB Opinion No. 25, "Accounting for Stock Issued to Employees." In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 established a fair value based method of accounting for stock-based compensation plans. SFAS No. 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for the plan. Had the Company recognized compensation cost for its stock option plans consistent with the provisions of SFAS No. 123, pro forma net income would have been $589,282 for the year ended December 31, 1997. The fair value of the option grants was established on the grant date using the Black-Scholes option pricing model, with a risk free interest rate of 6.50%, no expected dividend yield and an expected life of five years.

8.  SALE OF BUSINESS:
    -----------------

On May 22, 1998, the stockholders of the Company exchanged all of their outstanding shares of common stock for common stock of ACSYS, Inc., in a merger transaction to be accounted for as a pooling-of-interests.

                                  ACSYS, INC.
                                  -----------

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                    ---------------------------------------

                             BASIS OF PRESENTATION
                             ---------------------

                                  (Unaudited)

ACSYS, Inc. ("ACSYS" or the ''Company'') was formed on March 10, 1997. On May 16, 1997, the Company acquired all of the issued and outstanding common stock of Infinity Enterprises, Inc.; David C. Cooper & Associates, Inc.; DCCA Professional Temporaries, Inc.; and EKT, Inc. in exchange for shares of the Company's Common Stock. The Company also acquired all of the issued and outstanding common stock of Cama of Tampa, Inc., Rylan Forbes Consulting Group, Inc. (''Rylan Forbes'') and AcSys Resources, Inc. (''AcSys Resources''), on May 19, 1997, July 25, 1997 and September 3, 1997, respectively, in the same manner. These acquisitions have been accounted for under the pooling-of-interests method of accounting. The historical financial statements of the Company have been restated to include the accounts and operating results of the acquired companies for all dates and periods prior to the combinations, except for Infinity Enterprises, Inc. and Cama of Tampa, Inc., which are reflected only from their respective dates of formation of March 1, 1994 and January 1, 1996, respectively.

In February 1998, the Company sold 2,842,500 shares of Common Stock in an initial public offering, resulting in net proceeds of approximately $20.1 million (the "Offering").

Prior to the acquisition of AcSys Resources by the Company, AcSys Resources acquired C.P.A. Staffing, Inc., C.P.A. Search, Inc. and Career Placement Associates, Inc. (together, ''C.P.A. Staffing'') on August 12, 1997. The acquisition was accounted for under the purchase method of accounting and is reflected in the financial statements of the Company from the date of acquisition.

On May 22, 1998, the Company acquired ICON Search & Consulting, Inc. ("ICON"), whereby the Company exchanged 2,820,360 shares of its Common Stock for all of the issued and outstanding shares of common stock of ICON, in a transaction accounted for as a pooling-of-interests (the "ICON Merger"). Merger costs were $1,730,000.

The pro forma combined balance sheet gives effect to the ICON Merger as if it had occurred on March 31, 1998. The pro forma combined statements of operations for the years ended December 31, 1995 and 1996 represent the combined historical operating results of the Company and ICON. The pro forma combined statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 represent the combined operating results of the Company and ICON and give effect to (i) the acquisition of C.P.A. Staffing and the Offering as if they had occurred on January 1, 1997 and (ii) certain other pro forma adjustments. See Notes to Pro Forma Consolidated Financial Statements

The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. The pro forma consolidated financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this form 8-K/A.

                                  ACSYS, INC.
                                  -----------

                        PRO FORMA COMBINED BALANCE SHEET
                        --------------------------------

                                 MARCH 31, 1998
                                 --------------

                                  (Unaudited)


                                                                                     Historical
                                                                           ------------------------------   Pro Forma
                                                                               ACSYS           ICON          Combined
                                                                           -------------  ---------------  ------------
                                 ASSETS                                      (Note 1)     (Notes 1 and 3)
                                 ------
CURRENT ASSETS:
 Cash and cash equivalents...............................................   $ 7,059,888   $  --             $ 7,059,888
 Accounts receivable, net................................................    10,213,354        4,388,099     14,601,453
 Prepaid expenses and other..............................................     1,096,664          301,840      1,398,504
                                                                            -----------       ----------    -----------
          Total current assets...........................................    18,369,906        4,689,939     23,059,845

PROPERTY AND EQUIPMENT, net..............................................     2,488,811          161,679      2,650,490
GOODWILL AND OTHER INTANGIBLE
ASSETS, net..............................................................    17,633,134               --     17,633,134
OTHER ASSETS.............................................................       112,817           36,086        148,903
                                                                            -----------       ----------    -----------
                                                                            $38,604,668       $4,887,704    $43,492,372
                                                                            ===========       ==========    ===========
                           LIABILITIES AND
                           ---------------
                         SHAREHOLDERS' EQUITY
                         --------------------
CURRENT LIABILITIES:
 Bank overdrafts.........................................................  $         --       $  180,431    $   180,431
 Line of credit..........................................................            --          122,845        122,845
 Current portion of long-term debt.......................................        42,962               --         42,962
 Accounts payable........................................................       664,532           18,258        682,790
 Accrued liabilities and other...........................................     4,146,615        2,476,432      6,623,047
 Deferred income taxes...................................................       906,784          589,700      1,496,484
 Deferred revenues.......................................................            --          209,316        209,316
                                                                            -----------       ----------    -----------
          Total current liabilities                                           5,760,893        3,596,982      9,357,875
                                                                            -----------       ----------    -----------
LONG-TERM DEBT...........................................................       648,374               --        648,374
                                                                            -----------       ----------    -----------
DEFERRED INCOME TAXES....................................................     2,272,216               --      2,272,216
                                                                            -----------       ----------    -----------
OTHER LONG-TERM LIABILITIES..............................................       337,134               --        337,134
                                                                            -----------       ----------    -----------
SHAREHOLDERS' EQUITY:
 Preferred stock, no par value, 5,000,000 shares
 authorized, no shares issued or outstanding.............................            --               --             --
 Common stock, no par value, 45,000,000 shares authorized, 11,426,737 shares issued and outstanding (ACSYS historical), 14,247,093 (pro
  forma combined)........................................................    29,115,356           20,000     29,135,356


 Retained earnings.......................................................       470,695        1,270,722      1,741,417
                                                                            -----------       ----------    -----------
          Total shareholders' equity                                         29,586,051        1,290,722     30,876,773
                                                                            -----------       ----------    -----------
                                                                            $38,604,668       $4,887,704    $43,492,372
                                                                            ===========       ==========    ===========

         The accompanying notes are an integral part of this statement.

                                  ACSYS, INC.
                                  -----------

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------

                          YEAR ENDED DECEMBER 31, 1995
                          ----------------------------

                                  (Unaudited)

                                                                                 Historical
                                                                         ---------------------------   Pro Forma
                                                                             ACSYS          ICON        Combined
                                                                         -------------  ------------  -------------
                                                                           (Note 1)       (Note 1)
SERVICE REVENUES:
 Temporary staffing....................................................   $26,565,734    $1,648,966    $28,214,700
 Permanent placement...................................................     7,919,043       350,310      8,269,353
                                                                          -----------    ----------    -----------
     Total service revenues............................................    34,484,777     1,999,276     36,484,053
DIRECT COST OF SERVICES, consisting of payroll,
payroll taxes and benefit costs for temporary
employees and cost of contract personnel...............................    17,731,610       552,461     18,284,071
                                                                          -----------    ----------    -----------
     Gross profit......................................................    16,753,167     1,446,815     18,199,982
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........................    12,795,347     1,097,647     13,892,994
AMORTIZATION AND DEPRECIATION..........................................       674,312         7,097        681,409
SEVERANCE AND FRANCHISE TERMINATION COSTS..............................       166,394            --        166,394
                                                                          -----------    ----------    -----------
     Operating income..................................................     3,117,114       342,071      3,459,185
OTHER INCOME (EXPENSE):
 Interest income.......................................................        64,039           199         64,238
 Interest expense......................................................      (890,133)           --       (890,133)
 Other.................................................................       (39,132)           --        (39,132)
                                                                          -----------    ----------    -----------
     Income before income taxes........................................     2,251,888       342,270      2,594,158
INCOME TAXES...........................................................            --       133,133        133,133
                                                                          -----------    ----------    -----------
NET INCOME.............................................................   $ 2,251,888    $  209,137    $ 2,461,025
                                                                          ===========    ==========    ===========
NET INCOME PER SHARE (Note 5):
 Basic and diluted net income per share................................                                      $0.24
                                                                                                       ===========
 Shares used in computing basic and diluted net income
                                                                                                      ============
 per share.............................................................                                 10,094,306
                                                                                                       ===========
PRO FORMA DATA:
 Income before income taxes, as reported...............................                                $ 2,594,158
 Pro forma income taxes................................................                                  1,123,964
                                                                                                       -----------
 Pro forma net income..................................................                                $ 1,470,194
                                                                                                       ===========
 Pro forma basic and diluted net income per share......................                                      $0.15
                                                                                                       ===========
 Shares used in computing pro forma basic and diluted
  net income per share.................................................                                 10,094,306
                                                                                                       ===========


         The accompanying notes are an integral part of this statement

                                  ACSYS, INC.
                                  -----------

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------

                          YEAR ENDED DECEMBER 31, 1996
                          ----------------------------

                                  (Unaudited)

                                                                                 Historical
                                                                         ---------------------------    Pro Forma
                                                                             ACSYS          ICON        Combined
                                                                         -------------  ------------  -------------
                                                                           (Note 1)       (Note 1)
SERVICE REVENUES:
 Temporary staffing....................................................   $34,756,945   $ 9,799,537    $44,556,482
 Permanent placement...................................................    11,151,319     1,034,190     12,185,509
                                                                          -----------   -----------    -----------
     Total service revenues............................................    45,908,264    10,833,727     56,741,991
DIRECT COST OF SERVICES, consisting of payroll,
payroll taxes and benefit costs for temporary
employees and cost of contract personnel...............................    22,873,091     7,743,335     30,616,426
                                                                          -----------   -----------    -----------
     Gross profit......................................................    23,035,173     3,090,392     26,125,565
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........................    18,776,444     1,992,698     20,769,142
AMORTIZATION AND DEPRECIATION..........................................       661,377        31,670        693,047
SEVERANCE AND FRANCHISE TERMINATION COSTS..............................       566,512            --        566,512
                                                                          -----------   -----------    -----------
     Operating income..................................................     3,030,840     1,066,024      4,096,864
OTHER INCOME (EXPENSE):
 Interest income.......................................................        73,729            69         73,798
 Interest expense......................................................      (872,958)       (7,947)      (880,905)
 Other.................................................................        (4,099)          734         (3,365)
                                                                          -----------   -----------    -----------
     Income before income taxes........................................     2,227,512     1,058,880      3,286,392
INCOME TAXES...........................................................            --       418,962        418,962
                                                                          -----------   -----------    -----------
NET INCOME.............................................................   $ 2,227,512   $   639,918    $ 2,867,430
                                                                          ===========   ===========    ===========
NET INCOME PER SHARE (Note 5):
 Basic and diluted net income per share................................                                      $0.27
                                                                                                       ===========
 Shares used in computing basic and diluted net income
  per share............................................................                                  9,972,294
                                                                                                       ===========
PRO FORMA DATA:
 Income before income taxes, as reported...............................                                $ 3,286,392
 Pro forma income taxes................................................                                  1,399,067
                                                                                                       -----------
 Pro forma net income..................................................                                $ 1,887,325
                                                                                                       ===========
 Pro forma basic and diluted net income per share......................                                      $0.17
                                                                                                       ===========
 Shares used in computing pro forma basic and diluted
  net income per share.................................................                                  9,972,294
                                                                                                       ===========


         The accompanying notes are an integral part of this statement.

                                  ACSYS, INC.
                                  -----------
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------
                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------
                                  (Unaudited)

                             Historical                                              Pro Forma Adjustments
                 -------------------------------------                ------------------------------------------------   Pro Forma
                     ACSYS               ICON             Combined     C.P.A. Staffing     Offering          Other        Combined
                 -------------  ----------------------  -------------  ----------------  ------------  ----------------- ----------
                   (Note 1)        (Notes 1 and 3)                     (Notes 1 and 2)     (Note 4)          (Note 4)
SERVICE REVENUES:
 Temporary
   staffing......   $41,781,038       $18,276,449           $60,057,487      $4,015,890     $  --         $  --         $64,073,377
 Permanent
   placement.....    16,394,016         1,676,713            18,070,729         540,620        --            --          18,611,349
                    -----------       -----------           -----------      ----------    ------        ------         -----------
     Total service
          revenues.. 58,175,054        19,953,162            78,128,216       4,556,510        --            --          82,684,726
DIRECT COST OF
 SERVICES, consisting
 of payroll, payroll
 taxes and  benefit
 costs for temporary
 employees and cost of
 contract personnel. 27,912,116        14,670,587            42,582,703       2,832,357        --            --          45,415,060
                    -----------       -----------           -----------      ----------    ------        ------         -----------
     Gross profit... 30,262,938         5,282,575            35,545,513       1,724,153        --            --          37,269,666
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES........... 25,812,475         4,166,807            29,979,282       1,679,590        --    (2,939,267)(a)(e)   28,719,605
COMBINATION EXPENSES  1,797,334                --             1,797,334              --        --    (1,797,334)(b)              --
AMORTIZATION AND
 DEPRECIATION.......    663,088             52,173              715,261          20,995        --       131,612(d)          867,868
SEVERANCE AND FRANCHISE
 TERMINATION COSTS..    682,000                --               682,000              --        --            --             682,000
                    -----------       -----------           -----------      ----------    ------        ------         -----------
     Operating
      income........  1,308,041         1,063,595             2,371,636          23,568        --     4,604,989           7,000,193
OTHER INCOME (EXPENSE):
 Interest income....     33,111            10,818                43,929              --        --            --              43,929
 Interest expense...   (864,096)           (2,361)             (866,457)             --   896,369(g)   (105,273)(f)         (75,361)
 Other..............     33,335             1,374                34,709              --        --            --              34,709
                    -----------       -----------           -----------      ----------  --------        ------         -----------
Income before
 income taxes.......    510,391         1,073,426             1,583,817          23,568   896,369     4,499,716           7,003,470
          INCOME
           TAXES....         --           437,529               437,529              --   358,548(c)  2,215,416(c)        3,011,493
                    -----------       -----------           -----------      ----------  --------     ---------         -----------
NET INCOME.......... $  510,391       $   635,897           $ 1,146,288      $   23,568  $537,821    $2,284,300         $ 3,991,977
                    ===========       ===========           ===========      ==========  ========    ==========         ===========
NET INCOME (LOSS)  PER SHARE (Note 5):
 Basic and diluted
  net income
  per share.........                                              $0.02
                                                            ===========
 Shares used in
  computing basic
  net income
  per share.........                                         10,439,961
                                                            ===========
 Shares used in
  computing diluted
  net income
  per share.........                                         10,543,807
                                                            ===========
PRO FORMA DATA:
 Income before
  income taxes,
  as reported.......                                        $ 1,583,817
 Pro forma
  income taxes......                                          1,455,692
                                                            -----------
 Pro forma
  net income........                                        $   128,125
                                                            ===========
 Pro forma
  basic net
  income (loss)
  per share.........                                             $(0.08)                                                      $0.31
                                                            ===========                                                 ===========
 Pro forma
  diluted net
  income (loss)
  per share.........                                             $(0.08)                                                      $0.30
                                                            ===========                                                 ===========
 Shares used in
  computing pro forma
  basic net income
  (loss) per share..                                         10,439,961                                                  13,044,757
                                                            ===========                                                 ===========
 Shares used in
  computing pro forma
  diluted net income
  (loss) per share..                                         10,439,961                                                  13,148,603
                                                            ===========                                                 ===========

         The accompanying notes are an integral part of this statement.

                                  ACSYS, INC.
                                  -----------
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------
                       THREE MONTHS ENDED MARCH 31, 1997
                       ---------------------------------
                                  (Unaudited)

                             Historical                                              Pro Forma Adjustments
                 -------------------------------------                ------------------------------------------------   Pro Forma
                     ACSYS               ICON             Combined     C.P.A. Staffing     Offering          Other        Combined
                 -------------  ----------------------  -------------  ----------------  ------------  ----------------- ----------
                   (Note 1)        (Notes 1 and 3)                     (Notes 1 and 2)     (Note 4)          (Note 4)
SERVICE REVENUES:
 Temporary
   staffing......   $ 9,354,530       $ 3,499,248           $12,853,778      $1,454,470     $  --         $  --         $14,308,248
 Permanent
   placement.....     3,530,762           589,614             4,120,376         221,238        --            --           4,341,614
                    -----------       -----------           -----------      ----------    ------        ------         -----------
     Total service
          revenues.. 12,885,292         4,088,862            16,974,154       1,675,708        --            --          18,649,862
DIRECT COST OF
 SERVICES, consisting
 of payroll, payroll
 taxes and  benefit
 costs for temporary
 employees and cost of
 contract personnel.  6,255,571         2,833,561             9,089,132       1,103,429        --            --          10,192,561
                    -----------       -----------           -----------      ----------    ------        ------         -----------
     Gross profit...  6,629,721         1,255,301             7,885,022         572,279        --            --           8,457,301
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...........  5,373,414           865,672             6,239,086         401,383        --      (208,000)(a)       6,432,469
COMBINATION EXPENSES         --                --                    --              --        --            --                  --
AMORTIZATION AND
 DEPRECIATION.......     90,288             13,043              103,331           5,000        --        53,949(d)          162,280
SEVERANCE AND FRANCHISE
 TERMINATION COSTS..         --                --                    --              --        --            --                  --
                    -----------       -----------           -----------      ----------    ------        ------         -----------
     Operating
      income........  1,166,019           376,586             1,542,605         165,896        --       154,051           1,862,522
OTHER INCOME (EXPENSE):
 Interest income....     14,641               327                14,968              --        --            --              14,968
 Interest expense...   (223,246)             (345)             (223,591)             --   224,092(g)    (26,318)(f)         (25,817)
 Other..............     (8,000)               --                (8,000)             --        --            --              (8,000)
                    -----------       -----------           -----------      ----------  --------        ------         -----------
Income before
 income taxes.......    949,414           376,568             1,325,982         165,896   224,092       127,733           1,843,703
          INCOME
           TAXES....         --           153,489               153,489              --    89,637(c)    549,666(c)          792,792
                    -----------       -----------           -----------      ----------  --------     ---------         -----------
NET INCOME.......... $  949,414       $   223,079           $ 1,172,493      $  165,896  $134,455    $ (421,933)        $ 1,050,911
                    ===========       ===========           ===========      ==========  ========    ==========         ===========
NET INCOME PER SHARE (Note 5):
 Basic and diluted
  net income
  per share.........                                              $0.10
                                                            ===========
 Shares used in
  computing basic
  net income
  per share.........                                          9,972,294
                                                            ===========
 Shares used in
  computing diluted
  net income
  per share.........                                         10,047,611
                                                            ===========
PRO FORMA DATA:
 Income before
  income taxes,
  as reported.......                                        $ 1,325,982
 Pro forma
  income taxes......                                           (570,172)
                                                            -----------
 Pro forma
  net income........                                        $   755,810
                                                            ===========
 Pro forma
  basic and
  diluted net income
  per share.........                                             $ 0.06                                                       $0.08
                                                            ===========                                                 ===========
 Shares used in
  computing pro forma
  basic net income
  per share.........                                          9,972,294                                                  13,044,757
                                                            ===========                                                 ===========
 Shares used in
  computing pro forma
  diluted net income
  per share.........                                         10,047,611                                                  13,120,074
                                                            ===========                                                 ===========

         The accompanying notes are an integral part of this statement.

                                  ACSYS, INC.
                                  -----------
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------
                       THREE MONTHS ENDED MARCH 31, 1998
                       ---------------------------------
                                  (Unaudited)


                                         Historical                                    Pro Forma Adjustments
                             -------------------------------------                 -------------------------------   Pro Forma
                                 ACSYS               ICON             Combined       Offering          Other         Combined
                             -------------  ----------------------  -------------  ----------------  ------------   ----------
                               (Note 1)        (Notes 1 and 3)                        (Note 4)         (Note 4)
SERVICE REVENUES:
 Temporary staffing.............$12,406,240       $ 6,798,119           $19,204,359      $  --         $  --         $19,204,359
 Permanent placement............  4,956,708           254,238             5,120,946         --            --           5,210,946
                                -----------       -----------           -----------      ------        ------         -----------
     Total service revenues..... 17,362,948         7,052,357            24,415,305         --            --          24,415,305
DIRECT COST OF  SERVICES,
 consisting of payroll,
 payroll taxes and benefit
 costs for temporary
 employees and cost of
 contract personnel.............  8,209,850         5,373,667            13,583,517         --            --          13,583,517
                                -----------       -----------           -----------     ------        ------         -----------
     Gross profit...............  9,153,098         1,678,690            10,831,788         --            --          10,831,788
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES........  7,833,585         1,970,965             9,804,550         --      (729,099)(a)       9,075,451
COMBINATION EXPENSES............         --                --                    --         --            --                  --
AMORTIZATION AND DEPRECIATION...    238,645            15,416              254,061          --            --             254,061
                                -----------       -----------           -----------     ------        ------         -----------
     Operating income...........  1,080,868          (307,691)              773,177         --       729,099           1,502,276
OTHER INCOME (EXPENSE):
 Interest income................     55,487               798                56,285         --            --              56,285
 Interest expense...............   (127,300)           (2,133)           (129,433)      95,231(g)         --             (34,202)
                                -----------       -----------           -----------     ------        ------         -----------
Income before income taxes......  1,009,055          (309,026)              700,029     95,231(c)    729,099           1,524,359
INCOME TAXES....................  3,276,000          (102,122)            3,173,878     40,949    (2,589,840)(c)         624,987
                                -----------       -----------           -----------     ------        ------         -----------
NET (LOSS) INCOME...............$(2,266,945)      $  (206,904)          $(2,473,849)   $54,282    $3,318,939         $  899,372
                                ===========       ===========           ===========     ======        ======         ===========
NET LOSS PER SHARE (Note 5):
 Basic and diluted net loss
  per share.....................                                             $(0.19)
                                                                        ===========
 Shares used in computing basic
  and diluted net income
  per share.....................                                         12,763,609
                                                                        ===========
PRO FORMA DATA:
 Income before income taxes,
  as reported...................                                        $   700,029
 Pro forma income taxes.........                                           (287,012)
                                                                        -----------
 Pro forma net income...........                                        $   413,017
                                                                        ===========
 Pro forma basic net
  income per share..............                                             $ 0.03                                       $0.07
                                                                        ===========                                 ===========
 Pro forma diluted net
  income per share..............                                             $ 0.03                                       $0.06
                                                                        ===========                                 ===========

 Shares used in computing pro forma
  basic net income per share....                                         12,763,609                                  13,535,111
                                                                        ===========                                 ===========
 Shares used in computing pro forma
  diluted net income per share..                                         13,138,511                                  13,910,013
                                                                        ===========                                 ===========

         The accompanying notes are an integral part of this statement.

                                  ACSYS, INC.
                                  -----------

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                ------------------------------------------------

                                  (Unaudited)



1.  GENERAL:
    --------

The historical financial statements of the Company and ICON were derived from their historical statements of operations for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1997 and 1998 and their historical balance sheets as of March 31, 1998. See the financial statements and notes thereto for the Company and ICON included elsewhere in this 8K/A. The historical statement of operations of C.P.A. Staffing was derived from the historical statement of operations for the period from January 1, 1997 through the date of its acquisition on August 12, 1997 and the three months ended March 31, 1997. See the financial statements and notes thereto for C.P.A. Staffing included in the Company's Form S-1 Registration Statement dated February 5, 1998.

2.  ACQUISITION OF C.P.A. STAFFING:
    -------------------------------

Prior to the acquisition of AcSys Resources by the Company, AcSys Resources acquired C.P.A. Staffing on August 12, 1997. The acquisition was accounted for under the purchase method of accounting. The total purchase price was approximately $9,700,000 and consisted of cash of $1,900,000, 1,219,274 shares of Common Stock with an estimated fair market value of $7,700,000 and transaction costs of $144,000. The purchase price was allocated to the assets acquired and liabilities assumed. The approximately $8,750,000 excess of the purchase price over estimated fair value of the net assets acquired was recorded as goodwill.

3.  MERGER WITH ICON:
    -----------------

On May 22, 1998, the Company acquired ICON, whereby the Company exchanged 2,820,360 shares of its Common Stock for all of the issued and outstanding shares of common stock of ICON, in a transaction accounted for as a pooling-of-interests. Merger costs were at $1,730,000.

                                   ACSYS, INC.
                                  ------------

         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS--(Continued)
         -------------------------------------------------------------

                                  (Unaudited)


4. ADJUSTMENTS TO THE PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR
   ---------------------------------------------------------------------------
   ENDED DECEMBER 31, 1997 AND THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998:
   ---------------------------------------------------------------------------

(a) Reflects an adjustment of $2,236,802, $208,000 and $729,099 for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 to officer and employee compensation based on employment agreements entered into upon the closing of the Company's 1997 acquisitions and the ICON Merger. This adjustment does not reflect discretionary bonuses which may be paid to these individuals.
(b) Reflects the elimination of the combination expenses.
(c) Reflects the provision for income taxes as if the Company was a C corporation during 1997.
(d) Reflects the amortization expense for the goodwill recorded in connection with the acquisition of C.P.A. Staffing. The goodwill is being amortized on a straight-line basis over an estimated life of 40 years.
(e) Reflects the elimination of the non-recurring, non-cash charge of $702,465 relating to the acquisition of C.P.A. Staffing.
(f) Reflects additional interest expense on the borrowings incurred to finance the cash portion of the C.P.A. Staffing purchase price.
(g) Reflects the elimination of interest expense resulting from the reduction of debt utilizing a portion of the net proceeds of the Offering.

5. PRO FORMA NET INCOME (LOSS) PER SHARE:
   --------------------------------------

The shares used in computing historical combined and pro forma combined net income per share are as follows:

                                           Year Ended December 31                         Three Months Ended March 31
                                --------------------------------------------     ---------------------------------------------
                                                                   Pro Forma                                   Pro Forma
                                            Combined                Combined            Combined                Combined
                                ---------------------------------  ----------    ----------------------  ----------------------
                                   1995       1996        1997        1997          1997        1998        1997        1998
                                ----------  ---------  ----------  ----------    ----------  ----------  ----------  ----------
Average outstanding shares of
 Common Stock of the Company     7,273,946  7,151,934   7,619,601   8,493,220     7,151,934   9,943,249   8,493,220   9,943,249

Shares issued in the ICON
 Merger                          2,820,360  2,820,360   2,820,360   2,820,360     2,820,360   2,820,360   2,820,360   2,820,360

Shares issued in the Offering
 necessary to pay expenses of
 the Offering, repay
 indebtedness, and pay
 distributions to certain
 shareholders for income
 taxes on S corporation
 earnings                               --         --          --   1,731,177            --          --   1,731,177     771,502
                                ----------  ---------  ----------  ----------    ----------  ----------  ----------  ----------
Shares used in computing
 basic net income (loss) per
 share                          10,094,306  9,972,294  10,439,961  13,044,757     9,972,294  12,763,609  13,044,757  13,535,111
Common Stock equivalents for
 stock options granted                  --         --     103,846     103,846        75,317     374,902      75,317     374,902
                                ----------  ---------  ----------  ----------    ----------  ----------  ----------  ----------
Shares used in computing
 diluted net income (loss)
 per share                      10,094,306  9,972,294  10,543,807  13,148,603    10,047,611  13,138,511  13,120,074  13,910,013
                                ==========  =========  ==========  ==========    ==========  ==========  ==========  ==========

                                  ACSYS, INC.

         -------------------------------------------------------------

                                  (Unaudited)

Basic net income (loss) per share is computed by dividing the net income (loss) for each year by the weighted average number of common shares outstanding for each year. Diluted net income (loss) per share is computed by dividing net income (loss) for each year by the weighted average number of common shares and Common Stock equivalents outstanding during each year. The average number of common shares outstanding excludes the redeemable common shares for the years ended December 31, 1996 and 1997 and the three months ended March 31, 1997, as the accretion on the redeemable Common Stock of $223,780, $932,174 and $134,000, respectively, is deducted in arriving at the net income (loss) available to Common shareholders.

                                  ACSYS, Inc.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                ACSYS, Inc
                                                ----------
                                                (registrant)

     Date:  August 5, 1998               /s/ Lester E. Gallagher, III
            --------------               ----------------------------
                                         Lester E. Gallagher, III
                                         Chief Financial Officer
                                    (the registrant's principal financial and
                                     chief accounting officer, who is duly
                                       authorized to sign this report)